Exhibit 3.2


                            ARTICLES OF INCORPORATION

                             SLATE CREEK MINING C0.

                                                             [SEAL]
                                                 |-----------------------------|
                                                 |          APPROVED           |
                                                 |         AND FILED           |
                                                 |                             |
                                                 |        MAR 6 - 1940         |
                                                 |        BELLE REEVES         |
                                                 |     SECRETARY OF STATE      |
                                                 | By /S/ Charles B. Reeves    |
                                                 | ----------------------------|
                                                 | Assistant Secretary of State|
                                                 |-----------------------------|


THESE PRESENTS WITNESS,  that we, Theodore G. Jenes,  George D. Bender and Harry

P. Kramer, being of full age and at lease two-thirds of whom are citizens of the

United  States of  America,  being  desirous  of forming a  corporation  for the purposes  hereinafter  specified  and in  conformity to the laws of the State of

Washington,   do  make  and  subscribe  the   following   written   articles  of

incorporation in triplicate:


                                   ARTICLE I.


The name of this corporation shall be SLATE CREEK MINING CO.


                                   ARTICLE II.


The purpose of this corporation is to carry on the business of mining,  milling,

concentrating,   converting,   smelting,   treating,   preparing   for   market,

manufacturing,  buying, selling,  exchanging and otherwise producing and dealing in gold,  silver,  copper,  lead,  zinc,  End in all  kinds of ore,  metals  and minerals,  and in the  products  and  by-products  thereof,  of  every  kind and description  and by  whatsoever  process  the  same can be or may  hereafter  be produced,  and generally and without limit as to amount; to buy, sell, exchange,

lease, acquire, and deal in lands, improved and unimproved,  mines and minerals,

rights and  claims,  and in the above  specified  products,  and to conduct  all businesses appurtenant thereto and to do all things necessary,  incidental to or convenient to be done in the carrying out of the foregoing objects and purposes.



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                                  ARTICLE III.


The time of existence of this corporation shall be perpetual.


                                   ARTICLE IV.


The location and post office  address of its  registered  office in the State of

Washington is 908 Old National Bank Building, Spokane, Washington.


                                   ARTICLE V.


The total authorized  number of par value shares of stock is 1,500,000 shares of the par value of 55e each. The total authorized number of shares of stock having no par value is none.


1,000,000  of the  par  value  shares  will be  common  stock  with no  dividend preferences  and 500,000  shares will be preference  stock.  The holders of such preference  stock shall be  entitled to receive  from the surplus or net profits arising  from the  business of the  corporation  a  non-cumulative  preferential dividend  of five cents (5 cents) per annum,  before any  dividend  shall be set apart or paid on the common stock; and in addition thereto said preference stock shall participate with the common stock on a pro rata dividend basis. Should the surplus  or  net  profits  arising  from  the  business  of the  corporation  be insufficient to pay the dividend upon the preference  stock, such dividend shall not be  cumulative,  but no dividend  shall be paid on the common  stock until a dividend  has first  been  paid on the  preference  stock for the  corresponding dividend term.


In all other  respects  the  preference  and common  stock have equal rights and voting power.


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                                   ARTICLE VI.


The amount of paid-in capital with which the corporation will commence  business is $500.00

                                  ARTICLE VII.


The number of directors of this corporation  shall be not less than five or more than nine,  as may be provided for by the by-laws of the  corporation,  and then names of the  directors  who shall  manage the  affairs of the  company  for the period of six (6) months from the date hereof, unless they sooner resign, are:


                                  ARTICLE VIII.


The names and post office addresses of each of the  incorporators and the number and class of shares  subscribed by each are as follows:  Harry P.Kramer,  Gowman

Hotel,  Seattle,  Washington  9998 common.  Theodore G. Jenes,  407 Pike Street,

Seattle, Wash. George D. Bender, 618-1331-3rd Ave., Seattle, Wash.


IN WITNESS WHEREOF, HARRY P. KRAMER,  THEODOR G. JENES and GEORGE D. BENDER have this six day of March 1940,  hereunto  set their hands and seals in  triplicate.





                                               /S/ HARRY P. KRAMER  (SEAL)
                                               ---------------------------

                                               /S/ THEODOR G. JENES
                                               ---------------------------

                                               /S/ GEORGE D. BENDER
                                               ---------------------------




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